Exhibit 99.3

Archer Aviation Inc.

INDEX TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

As of June 30, 2021 and December 31, 2020 and for the three and six months ended June 30, 2021 and 2020

Archer Aviation Inc.

Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,937	$36,564
Prepaid expenses	542	762
Other current assets	199	43
Total current assets	6,678	37,369
Property and equipment, net	3,572	1,613
Intangible assets, net	481	497
Right-of-use asset	2,687	2,300
Other long-term assets	235	—
Total assets	$13,653	$41,779
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$21,710	$2,103
Lease liability	1,329	816
Notes payable	—	645
Other current liabilities	667	279
Total current liabilities	23,706	3,843
Notes payable, net of current portion	—	260
Lease liability, net of current portion	1,385	1,485
Other long-term liabilities	215	268
Total liabilities	25,306	5,856

Commitments and contingencies (Note 7)
Series Seed redeemable convertible preferred stock, $0.0001 par value; liquidation value of $6,004; 18,193,515 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020, stated at	5,943	5,943
Series A redeemable convertible preferred stock, $0.0001 par value; liquidation value of $55,734; 46,732,728 shares authorized; 46,267,422 shares issued and outstanding as of June 30, 2021 and December 31, 2020, stated at	55,589	55,589

Stockholders’ deficit
Common stock, $0.0001 par value; 155,000,000 shares authorized; 52,229,481 shares issued and outstanding as of June 30, 2021 and 143,677,090 shares authorized; 51,321,752 shares issued and outstanding as of December 31, 2020	5	5
Additional paid-in capital	80,408	186
Accumulated deficit	(153,598)	(25,800)
Total stockholders’ deficit	(73,185)	(25,609)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$13,653	$41,779

The accompanying notes are an integral part of these condensed financial statements.

F-2

Archer Aviation Inc.

Condensed Statements of Operations and Comprehensive Loss (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses
Research and development	$11,448	$4,105	$21,514	$6,974
General and administrative	22,409	669	28,987	1,686
Other warrant expense	—	—	78,208	—
Total operating expenses	33,857	4,774	128,709	8,660

Loss from operations	(33,857)	(4,774)	(128,709)	(8,660)
Gain on forgiveness of PPP loan	912	—	912	—
Other expense, net	(3)	—	—	—
Interest income (expense)	3	(128)	1	(229)
Loss before income taxes	(32,945)	(4,902)	(127,796)	(8,889)
Income tax expense	—	—	(2)	—
Net loss and comprehensive loss	$(32,945)	$(4,902)	$(127,798)	$(8,889)

Net loss per share, basic and diluted	$(0.57)	$(0.10)	$(2.25)	$(0.18)
Weighted-average common shares, basic and diluted	58,100,977	50,000,000	56,774,344	50,000,000

The accompanying notes are an integral part of these condensed financial statements.

F-3

Archer Aviation Inc.

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Unaudited)

(In thousands, except share data)

	Redeemable Convertible Preferred Stock						Additional
	Series Seed		Series A		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2020	18,193,515	$5,943	46,267,422	$55,589	51,321,752	$5	$186	$(25,800)	$(25,609)
Exercise of stock options	-	-	-	-	667,979	-	40	-	40
Issuance of warrants	-	-	-	-	-	-	78,242	-	78,242
Stock-based compensation expense	-	-	-	-	-	-	925	-	925
Net loss	-	-	-	-	-	-	-	(94,853)	(94,853)
Balance as of March 31, 2021	18,193,515	5,943	46,267,422	55,589	51,989,731	5	79,393	(120,653)	(41,255)
Exercise of stock options	-	-	-	-	239,750	-	22	-	22
Stock-based compensation expense	-	-	-	-	-	-	993	-	993
Net loss	-	-	-	-	-	-	-	(32,945)	(32,945)
Balance as of June 30, 2021	18,193,515	$5,943	46,267,422	$55,589	52,229,481	$5	$80,408	$(153,598)	$(73,185)

The accompanying notes are an integral part of these condensed financial statements.

F-4

Archer Aviation Inc.

Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (Unaudited)

(In thousands, except share data)

	Redeemable Convertible Preferred Stock						Additional
	Series Seed		Series A		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2019	18,193,515	$5,943	-	$-	50,000,000	$5	$-	$(977)	$(972)
Stock-based compensation expense	-	-	-	-	-	-	3	-	3
Net loss	-	-	-	-	-	-	-	(3,987)	(3,987)
Balance as of March 31, 2020	18,193,515	5,943	-	-	50,000,000	5	3	(4,964)	(4,956)
Issuance of restricted stock	-	-	-	-	1,134,000	-	-	-	-
Stock-based compensation expense	-	-	-	-	-	-	8	-	8
Net loss	-	-	-	-	-	-	-	(4,902)	(4,902)
Balance as of June 30, 2020	18,193,515	$5,943	-	$-	51,134,000	$5	$11	$(9,866)	$(9,850)

The accompanying notes are an integral part of these condensed financial statements.

F-5

Archer Aviation Inc.

Condensed Statements of Cash Flows (Unaudited)

(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(127,798)	$(8,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	422	39
Stock-based compensation expense	1,918	11
Non-cash interest	—	248
Non-cash lease expense	597	—
Research and development warrant expense	34	—
Other warrant expense	78,208	—
Gain on forgiveness of PPP loan	(912)	—
Changes in operating assets and liabilities:
Prepaid expenses	220	(315)
Other current assets	(156)	(6)
Other long-term assets	(235)	—
Accounts payable	19,161	790
Other current liabilities	343	642
Operating lease liability	(572)	—
Net cash used in operating activities	(28,770)	(7,480)
Cash flows from investing activities
Purchases of property and equipment	(1,919)	(315)
Net cash used in investing activities	(1,919)	(315)
Cash flows from financing activities
Payments of offering costs	—	(80)
Proceeds from exercise of stock options	62	—
Proceeds from issuance of debt	—	905
Net cash provided by financing activities	62	825

Net decrease in cash and cash equivalents	(30,627)	(6,970)
Cash and cash equivalents, beginning of period	36,564	10,149
Cash and cash equivalents, end of period	$5,937	$3,179

Non-cash investing activities
Purchases of property and equipment included in accounts payable	$446	$—

The accompanying notes are an integral part of these condensed financial statements.

F-6

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

1.	Formation and Nature of Business

Formation and Nature of Business

Archer Aviation Inc. (the “Company” or “Archer”), a Delaware corporation, with its headquarters located in Palo Alto, California, is an aerospace company founded with the mission to advance the benefits of sustainable air mobility. Archer's goal is to move people throughout the world's cities in a quick, safe, sustainable, and cost-effective manner. Archer is designing and developing an electric vertical takeoff and landing (“eVTOL”) aircraft for use in urban air mobility (“UAM”) that can carry passengers while producing minimal noise and zero emissions during operations. Archer's eVTOL aircraft uses advancements in key enabling technologies such as high-energy batteries, high-performance electric motors, an advanced fly-by-wire flight control system, and a lightweight and efficient aircraft structure.

Merger with Atlas Crest

On September 16, 2021 (the “Closing Date”), Archer Aviation Inc., a Delaware corporation (“Legacy Archer”), Atlas Crest Investment Corp., a Delaware corporation (“Atlas”), and Artemis Acquisition Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Atlas (“Merger Sub”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated February 10, 2021, as amended and restated on July 29, 2021, by and among Atlas, Legacy Archer and Merger Sub (the “Business Combination Agreement”), following approval at a special meeting of the stockholders of Atlas held on September 14, 2021 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer surviving the merger (the “Surviving Entity”) as a wholly-owned subsidiary of Atlas (the “Merger,” and, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Following the consummation of the Merger on the Closing Date, the Surviving Entity changed its name from Archer Aviation Inc. to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.

Additionally, certain investors had agreed to subscribe for and purchase an aggregate of up to $600 million of common stock of the combined company (“PIPE Financing”). The PIPE Investment was consummated substantially concurrent with the closing of the merger.

COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of COVID-19,  a disease caused by the SARS-CoV-2 virus, as a pandemic, which continues to spread throughout the world. The rapid spread of COVID-19 has caused volatility and disruption in financial markets and prompted governments and businesses to take unprecedented measures such as travel restrictions, quarantines, shelter-in-place orders, and business shutdowns. The COVID-19 pandemic may negatively impact the Company’s ability to design, develop and begin the production of its eVTOL aircraft. Furthermore, the COVID-19 pandemic could limit the ability of suppliers and business partners to perform, including causing third party component and material suppliers to increase the prices they may charge Archer or experience limited or no availability of their components and materials for some period of time.

The impact of the COVID-19 pandemic continues to evolve. As such, the full magnitude of the pandemic’s effect on Archer’s financial condition, liquidity, and future results of operations is uncertain. Management continues to actively monitor Archer’s financial condition, liquidity, operations, suppliers, industry, and workforce but currently does not anticipate any material impairments as a result of COVID-19 and will continue to evaluate it on an ongoing basis.

2.	Liquidity and Going Concern

Since its formation, the Company has devoted substantial effort and capital resources to the design and development of its planned eVTOL aircraft and urban air mobility (“UAM”) network. Funding of these activities has primarily been through the net proceeds received from the issuance of related and third-party debt (Notes 5 and 6), and the sale of preferred and common stock to related and third parties (Note 8). Since inception of the Company through June 30, 2021, the Company has incurred cumulative losses from operations, negative cash flows from operating activities, and has an accumulated deficit of $153,598. Additionally, Archer had cash and cash equivalents of $5,937 at June 30, 2021.

F-7

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

The Company’s audit report for the year ended December 31, 2020 from the Company’s independent registered public accounting firm includes an explanatory paragraph stating that the Company’s recurring losses from operations and cash outflows from operating activities raise substantial doubt about Archer’s ability to continue as a going concern. However, after the closing of the business combination on September 16, 2021, the Company received net cash proceeds of $801,826. Management expects that the net cash proceeds from the Business Combination along with its cash balances held prior to the closing date will be sufficient to fund its current operating plan for at least the next 12 months from the date these condensed financial statements were available to be issued.

There can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If events or circumstances occur such that the Company does not meet its strategic plans, the Company will be required to reduce discretionary spending, alter or scale back aircraft development programs, be unable to develop new or enhanced production methods, or be unable to fund capital expenditures. Any such events would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

3.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations, and cash flows for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. The unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2020 set forth elsewhere in this proxy statement/prospectus.

The Company has provided a discussion of significant accounting policies, estimates, and judgments in its audited financial statements. There have been no changes to the Company’s significant accounting policies since December 31, 2020 which are expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Cash and Cash Equivalents

Cash consists of cash on deposit with financial institutions. Cash equivalents consist of short-term, highly liquid financial instruments that are readily convertible to cash and have maturities of three months or less from the date of purchase. Cash and cash equivalent balances were $5,937 and $36,564 as of June 30, 2021 and December 31, 2020, respectively, of which, money market funds were $344 and $34,377 as of June 30, 2021 and December 31, 2020, respectively. Money market funds, which are considered as cash equivalents, are recorded at fair value and classified as  Level 1 within the fair value hierarchy.

F-8

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

Fair Value Measurements

The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2	Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3	Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of the Company’s cash, accounts payable, accrued compensation and accrued liabilities approximate fair value due to the short-term nature of these instruments. Level 1 instruments include investments in money market funds, which are valued based on inputs such as actual trade data, quoted market prices from brokers or other similar sources.

Financial Instruments Not Recorded at Fair Value on a Recurring Basis

Certain financial instruments, including debt, are not measured at fair value on a recurring basis in the balance sheets. The fair value of debt as of December 31, 2020 approximates its carrying value. There was no outstanding debt as of June 30, 2021.

Assets and Liabilities Recorded at Fair Value on a Non-Recurring Basis

Certain assets and liabilities are subject to measurement at fair value on a nonrecurring basis if there are indicators of impairment or if they are deemed to be impaired as a result of an impairment review.

There were no assets or liabilities measured at fair value using Level 3 inputs for the periods presented.

F-9

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

Intangible Assets, Net

Intangible assets consist solely of domain names and are recorded at cost, net of accumulated amortization, and if applicable, impairment charges. Amortization of domain names is provided over a 15-year estimated useful life on a straight-line basis or based on the pattern in which economic benefits are consumed, if reliably determinable. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has analyzed a variety of factors in light of the known impact to date of the COVID-19 pandemic on its business to determine if a circumstance could trigger an impairment loss, and, at this time and based on the information presently known, does not believe that it is more likely than not that an impairment loss has been incurred.

As of June 30, 2021 and December 31, 2020, the gross carrying amount for domain names was $500 with $19 and $3 recorded in accumulated amortization, respectively. During the three and six months ended June 30, 2021, the Company recognized amortization expense of $9 and $17, respectively, included within general and administrative expenses on the statements of operations and comprehensive loss. The Company did not recognize any amortization expense during the three and six months ended June 30, 2020.

Property and Equipment, Net

Property and equipment are stated at historical cost less accumulated depreciation. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation is removed from the accounts, and any difference between the selling price and net carrying amount is recorded as a gain or loss in the statements of operations and comprehensive loss.

Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life (in years)
Furniture, fixtures, and equipment	5
Computer hardware	3
Computer software	3
Website design	2
Leasehold improvements	Shorter of lease term or the asset standard life

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting primarily of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Such triggering events or changes in circumstances may include: a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being or intended to be used, a significant adverse change in legal factors or in the business climate, the impact of competition or other factors that could affect the value of a long-lived asset, a significant adverse deterioration in the amount of revenue or cash flows expected to be generated from an asset group, an accumulation of costs significantly in excess of the amount originally expected for the acquisition or development of a long-lived asset, current or future operating or cash flow losses that demonstrate continuing losses associated with the use of a long-lived asset, or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company determined there was no impairment of long-lived assets during all periods presented.

F-10

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

Operating Expenses

Research and Development

Research and development (“R&D”) costs are expensed as incurred and are primarily comprised of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) for employees focused on R&D activities, costs associated with building prototype aircraft, other related costs, depreciation and an allocation of general overhead. R&D efforts focus on the design and development of Archer’s eVTOL aircraft, including certain of the systems that are used in it.

General and Administrative

General and administrative expenses are primarily comprised of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) for employees associated with administrative services such as legal, human resources, information technology, accounting and finance, other related costs, depreciation and an allocation of general overhead.

Other Warrant Expense

Other warrant expense of $78,208 is related to the vesting of warrants issued in conjunction with the execution of the purchase and warrant arrangements with United Airlines Inc. Refer to Note 9 for additional information.

Stock-Based Compensation

The Company’s stock-based compensation awards consist of options granted to employees, directors, and non-employees and restricted stock units granted to employees, directors and non-employees that convert into shares of our Class A common stock upon vesting. The Company recognizes stock-based compensation expense in accordance with the provisions of ASC 718, Compensation - Stock Compensation. ASC 718 requires the measurement and recognition of compensation expense for all stock-based compensation awards made to employees, directors, and non-employees to be based on the grant date fair values of the awards.

The Company estimates the fair value of share options using the Black-Scholes option-pricing model. The value of the award is recognized as expense over the requisite service period on a straight-line basis.

Determining the grant date fair value of the awards using the Black-Scholes option-pricing model requires management to make assumptions and judgments, including but not limited to the following:

Expected term - The estimate of the expected term of employee awards is determined in accordance with the simplified method, which estimates the term based on an averaging of the vesting period and contractual term of the option grant. The Company uses the contractual term for non-employee awards.

Expected volatility - Since the Company was a private entity without sufficient historical data on the volatility of its common stock, the expected volatility used is based on the volatility of similar entities (referred to as “guideline companies”) for a period consistent with the expected term of the award.

Risk-free interest rate - The risk-free interest rate used to value awards is based on the United States Treasury yield in effect at the time of grant for a period consistent with the expected term of the award.

Dividend yield - The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.

Forfeiture rate – The Company has elected to account for forfeitures as they occur and will record stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse stock-based compensation expense previously recognized in the period the award is forfeited.

F-11

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

Fair value of common stock

The Company’s Board of Directors grants stock options with exercise prices equal to the fair value of the Company’s common stock on the date of grant.

Because there was no public market for the Company’s common stock, the Company has determined the fair value of its common stock at the time of the grant of stock options in accordance with the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation (the “AICPA Practice Aid”). The Company determined the fair value of its common stock based on a variety of factors including, but not limited to (i) the results of contemporaneous independent third-party valuations of the Company’s common stock and the prices, rights, preferences and privileges of the Company’s redeemable convertible preferred stock relative to those of its common stock; (ii) the lack of marketability of the Company’s common stock; (iii) actual operating and financial results; (iv) current business conditions and projections; (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions, and (vi) precedent transactions involving the Company’s shares.

As provided in the AICPA Practice Aid, there are several approaches for setting the value of an enterprise and various methodologies for allocating the value of an enterprise to its outstanding equity. The Company determined the fair value of equity awards using a combination of the market and income approach. Within the market approach, the guideline public company method was used, which employs the use of ratios developed from the market price of traded shares from publicly traded companies considered reasonably similar to the Company. Under the income approach, the enterprise value was estimated using the discounted cash flow method, which involves estimating the future cash flows of a business for a discrete period and discounting them to their present value. In allocating enterprise value to its outstanding equity, the Company applied a hybrid approach, which consisted of the option pricing method (“OPM”) and probability-weighted expected return method (“PWERM”). The OPM treats securities, including debt, common and preferred stock, as call options on the enterprise’s value, with exercise prices based on the securities’ respective liquidation preferences and conversion values. The PWERM estimates the fair market value of the common stock based on an analysis of future values for the enterprise assuming various exit scenarios, such as IPO, merger or sale, staying private, and liquidation.

In conducting the valuations, the Company considered all objective and subjective factors that it believed to be relevant in the valuation conducted, including management’s best estimate of the Company’s business condition, and prospects and operating performance at the valuation dates. There are significant judgments and estimates inherent in these valuations.

Net Loss Per Share Attributable to Ordinary Stockholders

The Company has one class of participating security (preferred shares) issued and outstanding as of June 30, 2021. Losses are not attributed to the participating security as the preferred stockholders are not contractually obligated to share in the Company’s losses. For all periods presented, the calculation of basic net loss per share excludes shares issued upon the early exercise of stock options where the vesting conditions have not been satisfied.

Basic net loss attributable to common stockholders per share is calculated by dividing net loss attributable to ordinary stockholders by the weighted-average number of common shares outstanding.

Diluted net loss per share attributable to ordinary stockholders reflects adjustments to the basic net loss per share attributable to ordinary stockholders and the weighted-average number of shares of ordinary shares outstanding for the potentially dilutive impact of outstanding securities or other contracts to issue common stock if they were to be exercised or converted into common shares, using the treasury stock method.

Contingently issuable shares, including equity awards with performance conditions, are considered outstanding common shares and included in basic net loss per share as of the date that all necessary conditions to earn the awards have been satisfied. Prior to the end of the contingency period, the number of contingently issuable shares included in diluted net loss per share is based on the number of shares, if any, that would be issuable under the terms of the arrangement at the end of the reporting period.

F-12

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

Because the Company reported net losses for all periods presented, all potentially dilutive common stock equivalents are antidilutive and have been excluded from the calculation of net loss per share.

The following table presents the number of antidilutive shares excluded from the calculation of diluted net loss per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Stock-based compensation awards - employees	11,690,674	3,714,205	11,690,674	3,714,205
Stock-based compensation awards - non-employees	11,440,789	1,134,000	11,440,789	1,134,000
Series Seed redeemable convertible preferred stock	18,193,515	18,193,515	18,193,515	18,193,515
Series A redeemable convertible preferred stock	46,267,422	-	46,267,422	-
Total	87,592,400	23,041,720	87,592,400	23,041,720

Comprehensive Loss

There were no differences between net loss and comprehensive loss presented in the statements of operations and comprehensive loss for the three and six months ended June 30, 2021 and 2020.

Recently adopted accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which outlines a comprehensive lease accounting model that supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. In July 2018, the FASB issued ASU 2018-11, which provides the option of an additional transition method that allows entities to initially apply the new lease guidance at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company entered into its first lease in July of 2020 and applied ASU 2016-02 to this lease and subsequent leases.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting ("ASU 2018-07"). This amendment expands the scope of Topic 718, Compensation—Stock Compensation (which only included share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees is substantially aligned. ASU 2018-07 supersedes Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees. Early adoption of ASU 2018-07 is permitted and should be applied on a prospective basis. The Company began applying ASU 2018-07 during 2020 upon the Company’s first grant of share-based payment awards. No share-based payments were granted prior to 2020.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) (“ASU 2018-13”), which modifies, removes, and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements. The ASU is effective for all entities for fiscal years beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company has applied ASU 2018-13 to all periods presented.

F-13

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

In November 2019, the FASB issued ASU 2019-08, Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606) (“ASU 2019-08”), which requires entities to measure and classify share-based payments to a customer in accordance with the guidance in ASC 718, Compensation — Stock Compensation. ASU 2019-08 expanded the scope of Topic 718 to include awards issued to customers for purposes of measurement and classification and amended portions of ASC 606, Revenue from Contracts with Customers, to refer to this guidance. The amount that would be recorded as a reduction in revenue would be measured based on the grant date fair value of the share-based payment in accordance with Topic 718. The Company adopted ASU 2019-08 on January 1, 2021 and has applied its provisions to the measurement of the warrants issued to United Airlines. Refer to Note 9 for details.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12"). This amendment was issued to simplify the accounting for income taxes by removing certain exceptions for recognizing deferred taxes, performing intraperiod allocation, and calculating income taxes in interim periods. Further, ASU 2019-12 adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax basis goodwill and allocating taxes to members of a consolidated group. The Company has applied ASU 2019-12 to all periods presented, and there was no adoption date impact to its financial statements.

Recently issued accounting pronouncements not yet adopted

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies the accounting for convertible instruments by removing certain separation models in ASC 470- 20, Debt—Debt with Conversion and Other Options, for convertible instruments. The ASU updates the guidance on certain embedded conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, such that those features are no longer required to be separated from the host contract. The convertible debt instruments will be accounted for as a single liability measured at amortized cost. Further, the ASU made amendments to the EPS guidance in Topic 260 for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted EPS calculation, and no longer allowing the net share settlement method. The ASU also made revisions to Topic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. The amendments to Topic 815-40 change the scope of contracts that are recognized as assets or liabilities. The ASU is effective for public business entities for interim and annual periods beginning after December 15, 2021, with early adoption permitted. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company is currently evaluating the impact the adoption of this standard will have on its financial statements and related disclosures.

4.	Property and Equipment, Net

Property and equipment, net, consists of the following:

	June 30, 2021	December 31, 2020
Furniture, fixtures, and equipment	$1,379	$1,046
Computer hardware	1,281	524
Website design	504	128
Leasehold improvements	764	54
Construction in progress	189	-
Property and equipment, gross	4,117	1,752
Less: Accumulated depreciation	(545)	(139)
Property and equipment, net	$3,572	$1,613

F-14

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

The following table presents depreciation expense included in each respective expense category in the statements of operations and comprehensive loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$91	$10	$166	$16
General and administrative	167	19	239	19
Total depreciation expense	$258	$29	$405	$35

5.	Related Party Transactions

The Company has been primarily funded by notes payable and the sale of preferred and common stock to third parties and the Company’s co-founders.

Convertible Promissory Notes Issued to Related Parties

On October 11, 2019, the Company entered into a Convertible Note Purchase Agreement which permitted the Company to issue and sell two convertible promissory notes to entities beneficially owned or controlled by the founders, named Capri Growth LLC (“Capri”) and Hight Drive Growth LLC (“Hight”), in the aggregate total amount of $601 (the “October Notes”). Interest accrues from the date of the notes on the unpaid principal amount at a rate of 5% per annum. Capri and Hight will have the ability to convert the outstanding principal and (at the Company’s option) any accrued but unpaid interest under the note (the “Conversion Amount”) into shares of the Company’s preferred stock issued and sold at the close of the Company’s next preferred equity financing that yields gross proceeds of at least $1,000 in aggregate. If such financing occurs before maturity of the notes on October 11, 2021, the Company will issue a number of shares equal to the Conversion Amount divided by (i) the capped price (price per share equal to $4,000 divided by the Company Capitalization) or (ii) the discount price (price per share multiplied by the discount rate of 80%).

On November 21, 2019, the Company entered into a Convertible Note Purchase Agreement which permitted the Company to issue and sell an additional three convertible promissory notes in the total amount of $5,000 to three related party investors (the “November Notes”), two of which are the Company’s founders and one of which is a third-party investor. Interest accrues from the date of the notes on the unpaid principal amount at a rate of 10% per annum. The investors will have the ability to either (i) convert the outstanding principal and any accrued but unpaid interest under the note into shares of the Company’s preferred stock at the price per share issued and sold at the close of the Company’s next preferred equity financing that yields gross proceeds of least $25,000 in the aggregate if such financing occurs before maturity of the notes on December 31, 2022 or (ii) be repaid in cash at the initial closing of such $25,000 equity financing event.

The Company has not elected the fair value option for either the October or November Notes and does not otherwise account for any convertible promissory notes at fair value under GAAP.

On November 21, 2019, the Company closed its Series Seed Preferred Stock round in which the October Notes were cancelled and converted into such shares. On July 22, 2020, the Company issued its Series A Preferred Stock in which the holders of the November Notes elected to cancel their notes and convert into such shares as opposed to being repaid in cash. As the October and November Notes were cancelled and converted into preferred stock in the respective preferred equity financing rounds, there was no outstanding balance on the convertible promissory notes as of June 30, 2021.

Partial Recourse Promissory Notes

On November 21, 2020, the Company entered into partial recourse promissory note arrangements with each of the Company’s founders which provided each of them with a partial recourse loan as consideration for the issuance of stock, which proceeds were used for the exercise of 2,645,517 shares, per founder, of the Company’s common stock pursuant to the outstanding option agreements issued by the Company to the founders on November 3, 2020. Due to the partial recourse nature of the notes, the promissory note arrangements are considered nonrecourse loans in their entirety for accounting purposes and thus are accounted for as in-substance share options. The purchase price for the shares was $0.15 per share for a total amount of $397 paid by each founder. The notes bear interest at a rate of 0.38% per annum, compounded annually. The promissory notes may be repaid at any time and from time to time and are due upon the earlier of five years from issuance or upon a deemed liquidation event, initial draft registration statement filing, or within 90 days of the respective founder’s termination. Concurrent with the execution of the notes, the founders early exercised their common stock options at the exercise price of $0.15 per share in accordance with the terms of the early exercise agreements. These options are subject to vesting conditions and are subject to forfeiture in the form of a Company repurchase option at the original $0.15 per share price if the founders terminate employment prior to the vesting dates of the original option agreements.

F-15

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

The Company determined that the stock options exercised by a nonrecourse note are considered unexercised until the nonrecourse note is repaid. Because the loan is deemed nonrecourse for accounting purposes, the principal and interest represent the strike price of the in-substance awards for the purposes of fair valuing the in-substance awards, and the principal and interest on the note and shares underlying the in-substance share options will not be recorded on the Company’s balance sheets or statements of operations and comprehensive loss.

The Company estimated the fair value of the in-substance share options using the Black-Scholes option-pricing model and compared this fair value to the value of the original awards immediately prior to the issuance of the promissory note. The Company determined that the promissory note terms did not result in incremental fair value of these awards and no incremental compensation cost would be recognized under the promissory note arrangement. The grant date fair value of the original award is recognized as expense over the requisite service period on a straight-line basis.

The partial recourse promissory notes were repaid in full prior to the closing of the Business Combination.

6.	Paycheck Protection Program Loan

On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also appropriated funds for the U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

On April 9, 2020, the Company entered into a PPP Loan with JPMorgan Chase Bank, N.A. under the Paycheck Protection Program of the CARES Act and received total proceeds of $905, with interest accruing at a rate of 0.98% per annum. The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company and that the Company will use the loan funds to retain workers, maintain payroll, or make mortgage, lease, and utility payments. In accordance with the requirements of the CARES Act, the Company used the proceeds for payroll costs. In June 2021, the Company received notification from the SBA that the loan and accrued interest, totaling $912, was forgiven in full. Accordingly, the Company recorded a gain on forgiveness of PPP loan and interest in the condensed statement of operations and comprehensive loss.

7.	Commitments and Contingencies

Operating Leases

The Company leases office and storage facilities under various operating lease agreements with lease periods expiring between 2022 and 2023 and generally contain periodic rent increases and various renewal and termination options.

The Company’s lease costs were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating lease cost	$388	$-	$731	$-
Short-term lease cost	-	-	25	-
Total lease cost	$388	$-	$756	$-

F-16

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

The Company’s weighted-average remaining lease term and discount rate were as follows:

	Six Months Ended June 30,
	2021	2020
Weighted-average remaining lease term (in months)	23.42	-
Weighted-average discount rate	11.29%	-

The minimum aggregate future obligations under noncancelable operating leases as of June 30, 2021 were as follows:

Remaining 2021	$774
2022	1,546
2023	688
Total future lease payments	3,008
Less: imputed interest	(294)
Present value of future lease payments	$2,714

Supplemental cash information and non-cash activities related to right-of-use assets and lease liabilities were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating cash outflows from operating leases	$379	$-	$706	$-
Operating lease assets obtained in exchange for new lease liabilities	$165	$-	$984	$-

Letter of Credit

In conjunction with the Company’s operating lease for its headquarters, the Company entered into a standby letter of credit in favor of the Company’s lessor, in lieu of paying cash to the lessor to satisfy the security deposit requirements of the leased property. The standby letter of credit was issued on September 15, 2020 for an amount of $257 and expires on September 30, 2021. The letter of credit automatically renews for additional 12-month periods at each forfeiture date until September 1, 2023, unless cancelled by the Company.

Legal Proceedings

During the ordinary course of the Company’s business, it may be subject to legal proceedings, various claims, and litigation. Such proceedings can be costly, time consuming, and unpredictable, and therefore, no assurance can be given that the final outcome of such proceedings will not materially impact the Company’s financial condition or results of operations.

On April 6, 2021, Wisk Aero LLC (“Wisk”) brought a lawsuit against Archer in the United States District Court in the Northern District of California alleging misappropriation of trade secrets and patent infringement. Archer has placed an employee on paid administrative leave in connection with a government investigation and a search warrant issued to the employee, which Archer believes are focused on conduct prior to the employee joining Archer. Archer and three other Archer employees with whom the individual worked have received subpoenas relating to this investigation. Archer is cooperating with the investigation of the employee. On May 19, 2021, Wisk filed a motion for preliminary injunction and expedited discovery. On June 1, 2021, Archer filed a motion to dismiss the trade secret claims and filed counterclaims. On June 15, 2021, Wisk amended its complaint, and the following day Archer filed a motion to dismiss the amended complaint. On June 23, 2021, Archer filed an opposition to the motion for preliminary injunction. On July 13, 2021, Archer filed amended counterclaims for the Wisk legal proceeding. On July 22, 2021, the Court denied Wisk’s motion for preliminary injunction. On July 27, 2021, Wisk filed a motion to strike and dismiss certain of Archer's amended counterclaims. On August 10, 2021, Archer filed a motion to dismiss the motion to strike and dismiss. On August 20, 2021, Wisk filed a notice of appeal of the Court’s denial of the motion for preliminary injunction. On August 24, 2021, the Court denied Archer’s motion to dismiss the trade secret claims. On September 14, 2021, the Court denied Wisk’s motion to strike and dismiss certain of Archer’s amended counterclaims. As of September 22, 2021, the government investigation was ongoing. Archer cannot predict the timing or outcome of the litigation or government investigation or range of reasonably possible loss, if any, from either but a negative result could have a material adverse effect on Archer’s financial position, liquidity, operations, and cash flows.

F-17

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

8.	Preferred and Common Stock

Preferred Stock

There were 18,193,515 shares of Series Seed redeemable convertible preferred stock (“Series Seed Preferred Stock”) authorized, issued and outstanding as of June 30, 2021 and December 31, 2020. There were 46,732,728 shares of Series A redeemable convertible preferred stock (“Series A Preferred Stock”) authorized and 46,267,422 shares issued and outstanding as of June 30, 2021 and December 31, 2020.

Common Stock

There were 155,000,000 shares of common stock authorized and 52,229,481 shares issued and outstanding as of June 30, 2021 and 143,677,090 shares of common stock authorized and 51,321,752 shares issued and outstanding as of December 31, 2020.

Preferred and Common Stock Rights

The rights, privileges, and preferences of the Company’s preferred and common stock as set forth in the Company’s Amended and Restated Certificate of Incorporation, dated July 16, 2020, are as follows:

Voting

The holders of preferred and common stock vote together and not as separate classes. Each holder of common stock is entitled to one vote for each share held by such holder. Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock are convertible. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock. Holders of common stock, exclusively and as a separate class, are entitled to elect three directors of the Company. Holders of Series A Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company. Holders of Series Seed Preferred Stock are not entitled to vote for a director. There is no cumulative voting.

Dividends

The Company may not declare, pay, or set aside any dividends unless the holders of preferred stock have first or simultaneously received a dividend. If declared, the dividend rate for the convertible preferred stock is defined as equal amount per share on an as-converted basis. Any dividends declared are noncumulative, and no dividends on preferred or common stock have been declared by the Board of Directors through June 30, 2021.

Preemptive Rights

If the Company proposes to offer any equity securities, securities convertible to equity securities, or options or warrants, subject to customary exceptions, any investor who holds at least 4,150,755 shares of registrable securities has the right to purchase their pro rata portion of such securities.

F-18

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

Redemption

The preferred stock is not redeemable at the option of the holder except in certain circumstances. Mandatory redemption occurs upon a redemption event, which is upon wind-up, dissolution, liquidation, insolvency, declaration of bankruptcy, or change in control. The contingent redemption upon a deemed liquidation event results in mezzanine equity classification (outside of permanent equity) on the Company’s balance sheets. In the event of a deemed liquidation event, if available proceeds are not sufficient to redeem all outstanding shares of preferred stock, the Company may redeem a pro rata portion of each holder’s shares of preferred stock to the extent of such available proceeds.

Conversion

Each share of Series Seed Preferred Stock and Series A Preferred Stock is convertible into one share of common stock as determined by dividing the applicable original issue price by the applicable conversion price in effect at the time of conversion (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization). The applicable original issue price and the applicable conversion price of each share of Series Seed Preferred Stock is $0.3300. The applicable original issue price and the applicable conversion price of each share of Series A Preferred Stock is $1.2046.

The Company will reserve the number of authorized shares of common stock sufficient to effect the conversion of all outstanding preferred stock, and if necessary, will increase its authorized but unissued shares of common stock to such number of shares sufficient to effect the conversion. All outstanding shares of preferred stock will be automatically converted into shares of common stock upon either a qualified initial public offering or in event of a mandatory conversion. The Series Seed Preferred Stock and Series A Preferred Stock will convert into common stock upon consummation of the Business Combination Agreement with Atlas and Merger Sub. Refer to Note 1 for more detail.

Liquidation

In the event of any voluntary or involuntary liquidation or deemed liquidation event such as dissolution or winding up, the holders of shares of preferred stock are entitled to receive distribution in an amount per share equal to the greater of (i) the applicable original issue price, plus any declared but unpaid dividend, or (ii) the amount per share had all shares of preferred stock been converted prior to such liquidation event, on a pari passu basis prior and in preference to any distribution to the holders of common stock. If upon any such liquidation event, the assets of the Company available for distribution is insufficient to pay the holders of shares of preferred stock, the amounts will be distributed among the holders of preferred stock pro rata, in proportion to the full amounts they would otherwise be entitled to receive. If the holders of preferred stock are paid in full, the remaining assets of the Company will be distributed pro rata to the holders of common stock based on the number of shares held by each holder.

9.	Stock-Based Compensation

2019 Stock Plan

In January 2021, the Company granted 1,269,289 incentive and nonstatutory stock options. As of June 30, 2021, the Company had 543,578 shares of common stock available for issuance under the 2019 Stock Plan.

F-19

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

A summary of our employee stock option activity is as follows:

		Weighted	Weighted Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (Years)	Value
Outstanding as of January 1, 2021	11,167,089	$0.11	9.61	$136,988
Granted	1,203,981	$0.15
Exercised	(680,396)	$0.04		$9,339
Outstanding as of June 30, 2021	11,690,674	$0.12	9.18	$177,315
Exercisable as of June 30, 2021	2,335,560	$0.14	9.28	$35,385
Vested and expected to vest as of June 30, 2021	11,690,674	$0.12	9.18	$177,315

A summary of our non-employee stock option activity is as follows:

		Weighted	Weighted Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (Years)	Value
Outstanding as of January 1, 2021	1,387,586	$0.15	9.84	$16,973
Granted	65,308	$0.15
Exercised	(227,333)	$0.15		$3,129
Outstanding as of June 30, 2021	1,225,561	$0.15	9.35	$18,885
Exercisable as of June 30, 2021	33,900	$0.15	9.41	$513
Vested and expected to vest as of June 30, 2021	1,225,561	$0.15	9.35	$18,885

F-20

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

A summary of our restricted stock activity is as follows:

		Weighted
		Average
	Number of	Grant
	Shares	Price
Outstanding as of January 1, 2021	567,000	$0.04
Vested	(567,000)	$0.04
Outstanding as of June 30, 2021	-	$-

Determination of Fair Value

The assumptions used in the Black-Scholes option pricing model are provided in the following table.

	June 30, 2021	December 31, 2020
Risk-free interest rate:
Employee stock options	0.62%	0.52 – 1.52%
Non-employee stock options	1.08%	0.79%
Expected term (in years):
Employee stock options	6.32	6.02 – 6.32
Non-employee stock options	10.00	10.00
Expected volatility:
Employee stock options	87.94%	60.00 – 70.00%
Non-employee stock options	88.03%	60.00%
Dividend yield:
Employee stock options	0.00%	0.00%
Non-employee stock options	0.00%	0.00%
Grant date fair value per share:
Employee stock options	$13.65	$0.02 - $0.08
Non-employee stock options	$13.68	$0.10

The Company records stock-based compensation expense for stock-based compensation awards based on the fair value on the date of grant. The stock-based compensation expense is recognized ratably over the course of the requisite service period.

The Company recognized stock-based compensation expense of $861 and $123 for employee and non-employees, respectively, for stock options and $9 for non-employees for restricted stock awards for the three months ended June 30, 2021. The Company recognized stock-based compensation expense of $1,658 and $240 for employees and non-employees, respectively, for stock options and $20 for non-employees for restricted stock awards for the six months ended June 30, 2021. For the three and six months ended June 30, 2020, the Company recognized stock-based compensation expense of $5 and $8, respectively, related to stock options for employees. For the three months ended June 30, 2020, the Company recognized stock-based compensation expense of $3 related to restricted stock awards for non-employees.

F-21

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

As of June 30, 2021, the total remaining stock-based compensation expense for unvested stock options was $15,342 and $788 for employees and non-employees, respectively, which are expected to be recognized over a weighted-average period of 1.7 and 1.1 years, for employee and non-employees, respectively.

The Company has elected to account for forfeitures as they occur and will record stock-based compensation expense assuming all stockholders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse stock-based compensation expense previously recognized in the period the award is forfeited.

The following table presents stock-based compensation expense included in each respective expense category in the statements of operations and comprehensive loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$735	$5	$1,416	$8
General and administrative	258	3	502	3
Total stock-based compensation expense	$993	$8	$1,918	$11

Collaboration and Warrant Agreements

United Airlines

On January 29, 2021, the Company entered into a purchase agreement and warrant agreement with United Airlines Inc. (“United”). Under the terms of the purchase agreement, United has a conditional purchase order for up to 200 Archer aircraft, with an option to purchase an additional 100 aircraft. The purchase agreement between Archer and United is subject to conditions that include, but are not limited to, the certification of Archer’s aircraft by the Federal Aviation Administration (“FAA”) and further negotiation and reaching mutual agreement on certain material terms. Archer issued 14,645,614 warrants to United to purchase shares of the Company’s common stock. Each warrant provides United with the right to purchase one share of Archer common stock at an exercise price of $0.01 per share. The warrants will vest in accordance with four milestones including the issuance of the warrant in conjunction with the execution of the purchase and collaboration arrangements, completion of a SPAC transaction by Archer, the certification of the aircraft by the FAA, and the sale of aircraft to United.

On January 29, 2021, a valuation of the Company’s common stock was performed, valuing the Company’s common stock at $13.35 per share. The value of the common stock was determined using a hybrid approach of the OPM and PWERM, with the PWERM weighted at 80% primarily based on management’s expectation of the planned merger as described in Note 1 and the OPM weighted at 20% due to uncertainties in the timing of other possible scenarios. The Company used the OPM to allocate value in a stay private scenario. Given the $0.01 exercise price, each warrant also had a fair value of $13.35 at the grant date.

The Company determined that as a result of signing the purchase agreement, United is a customer with the intention of obtaining the output of the Company’s ordinary activities (design and production of aircraft). United has not contracted to share in the risks and benefits of development of the aircraft, and United is not involved in the development of the aircraft. As a result, the Company accounts for the collaboration and purchase agreement under ASC 606, Revenue from Contracts with Customers. The Company identified the sale of each aircraft ordered by United as a separate performance obligation in the contract. As the performance obligations have not been satisfied, the Company has not recognized any revenue as of June 30, 2021.

With respect to the four milestones outlined above, the Company accounts for them as consideration payable to a customer under ASC 606 related to the future purchase of aircraft by United. Pursuant to ASC 718, the Company measured the grant date fair value of the warrants to be recognized upon the achievement of each of the four milestones and the vesting of the related warrants. The Company determined that the warrants will be classified as equity awards based on the criteria of ASC 480 and ASC 718.

F-22

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

Pursuant to ASC 606, consideration payable to the customer is generally accounted for as a reduction to revenue and recorded at the later of when (i) the entity recognizes revenue for the transfer of related goods, or (ii) the entity pays the consideration. Due to the nature of the four milestones, and the Company’s unique circumstances upon the actual or anticipated vesting dates as described below, the recognition pattern and cost presentation of each will differ. For the first milestone, issuance of the warrant in conjunction with the execution of the purchase and collaboration arrangements, the Company has recorded the grant date fair value of the respective warrant tranche at the vesting date upon satisfaction of the milestone. The Company does not believe that the consideration payable for the first milestone was provided in exchange for a distinct good or service. Rather, the consideration was to induce United to commit to a contingent purchase agreement for an aircraft from the Company. The related costs for this milestone were recorded in other warrant expense in the statements of operations and comprehensive loss due to the absence of historical or probable future revenue. For the second milestone, the completion of the SPAC transaction by Archer, as it is not considered probable that certain events will occur, the Company will record the grant date fair value of the respective warrant tranche at the vesting date upon satisfaction of the milestone. The related costs for this milestone will be recorded in other warrant expense in the statements of operations and comprehensive loss due to the absence of historical or probable future revenue. For the third milestone, the certification of the aircraft by the FAA, the Company will assess whether it is probable that the award will vest at the end of every reporting period. If and when the award is deemed probable of vesting, the Company will begin capitalizing the grant date fair value of the associated warrant as an asset through the vesting date and subsequently amortize the asset as a reduction to revenue as it sells the new aircraft to United. For the fourth milestone, the sale of aircraft to United, the Company will record the cost associated with the vesting of each portion of warrants within this milestone as a reduction of the transaction price as revenue is recognized for each sale of the aircraft. As of June 30, 2021, the first milestone of execution of the collaboration agreement had been achieved, and the Company recorded the associated expense of $78,208 related to 5,858,246 warrants that vested.

FCA US LLC

On November 6, 2020, the Company entered into a collaboration agreement with FCA US LLC (“FCA”), in which both parties agreed to work together to complete a series of fixed duration collaboration projects to develop a prototype aircraft for Archer. In exchange for services to be provided by FCA under the collaboration agreement, the Company issued a warrant to FCA on November 6, 2020, in which FCA will have the right to purchase up to 1,660,302 shares of Archer’s common stock at an exercise price of $0.01 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization). In September 2020, a valuation of the Company’s common and preferred stock was performed, valuing the Company’s common stock and Series A Preferred Stock at $0.15 and $1.20 per share, respectively. The warrant expires on November 6, 2025. Shares under the warrant are vested and earned based on the completion of specific aircraft development milestones identified under the collaboration agreement which are expected to be achieved through December 2022.

As the Company is currently in pre-revenue stage and is not generating any revenue from the collaboration agreement, all costs incurred with third parties are recorded based on the nature of the cost incurred. The Company accounts for the warrant in accordance with the provisions of ASC 718. The Company will assess whether it is probable that the award will vest for each of the seven milestones at the end of every reporting period. If and when the award is deemed probable of vesting, the Company will recognize compensation expense for the portion of the grant determined probable of vesting on a straight-line basis over the duration of each milestone. If services had been provided by FCA prior to management determining the milestone is probable of being achieved, a cumulative catch-up adjustment will be recorded for services performed in prior periods. Costs incurred under the collaboration agreement and warrant are associated with the research, design, and production and testing for the aircraft prototype and are recorded in R&D expense in the statements of operations and comprehensive loss. As services began in January 2021, no expense was recognized during the year ended December 31, 2020. During the six months ended June 30, 2021, the Company recorded $34 of expense related to the completion of two milestones, amounting to 232,442 shares that have vested.

10.	Income Taxes

The Company recognized zero and an immaterial amount of income tax expense for the three and six months ended June 30, 2021, respectively, resulting in an effective tax rate of 0%. The Company did not recognize an income tax benefit/(expense) during the three and six months ended June 30, 2020. The effective tax rate is different from the federal statutory tax rate primarily due to a full valuation allowance against deferred tax assets.

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Based upon the analysis of federal and state deferred tax balances, future tax projections, and the Company’s lack of taxable income in the carryback period, the Company recorded a valuation allowance against the federal and state deferred tax assets as of June 30, 2021 and 2020.

F-23

Archer Aviation Inc.

Notes to Condensed Financial Statements (Unaudited)

(in thousands, except share and per share data)

11.	401(k) Savings Plan

The Company maintains a 401(k) savings plan for the benefit of its employees. The Company makes matching contributions equal to 50% of each employee contribution, subject to the maximum amount established by the Internal Revenue Service. All current employees are eligible to participate in the 401(k) savings plan. The Company’s matching contributions were approximately $123 and $252 for the three and six months ended June 30, 2021, respectively, and $67 and $126 for the three and six months ended June 30, 2020, respectively.

12.	Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date of the issuance of these financial statements. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

Silicon Valley Bank Loan and Security Agreement

On July 9, 2021, Archer, as the borrower, entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) and SVB Innovation Credit Fund VIII, L.P. (“SVB Innovation”) as the lenders, and SVB as the collateral agent. The total principal amount of the loans is $20,000 (the “Term Loans”), and all obligations due under the Term Loans are collateralized by all of Archer’s right, title, and interest in and to its specified personal property in favor of the collateral agent. The interest rate on the loans is a floating rate per annum equal to the greater of (1) 8.5% and (2) the Prime Rate plus the Prime Rate Margin, which increases by 2% per annum upon the occurrence of an event of default. The proceeds are to be used solely for the working capital or to fund the Company’s general business purpose. The Term Loans are subject to a final payment fee ranging between zero and 5.5% of the original aggregate principal amount depending on the timing of repayment and whether the closing of the Business Combination transaction occurs.

Additionally, in conjunction with the issuance of the Term Loans, the Company agreed to issue 211,641 warrants to SVB and 211,641 warrants to SVB Innovation, totaling 423,282 warrants. Each warrant provides SVB and SVB Innovation with the right to purchase one share of Archer common stock. The warrants have an exercise price of $17.30 per share and expire on the 10th anniversary of the issuance date. The number and exercise price of the warrants are subject to adjustment if the Atlas merger closing occurs on or before October 10, 2021. As of the date of the merger with Atlas, the warrants were exchanged into public warrants and became 732,280 shares at the exercise price of $11.50. The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized as a gain or loss in the Company’s statement of operations.

FCA Italy S.p.A. Manufacturing Consulting and Warrant Agreements

On July 19, 2021, Archer entered into a manufacturing consulting agreement with an affiliate of FCA, FCA Italy S.p.A. (“FCA Italy”), in which both parties agreed to work together to complete a series of fixed duration projects to develop manufacturing and production processes for the sale of the Company’s aircraft. In conjunction with the manufacturing consulting agreement, the Company issued a warrant to FCA Italy, in which FCA Italy will have the right to purchase up to 1,070,000 shares of Archer’s common stock at an exercise price of $0.01 per share. Shares under the warrant will vest in accordance with two events, including the execution of the manufacturing consulting agreement and 12 months from the effective date of the agreement.

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